                                                                      EXHIBIT 12

                          ALLIANCE GAMING CORPORATION
 COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES AND PREFERRED STOCK DIVIDEND
                             (DOLLARS IN THOUSANDS)

                                                                                               NINE MONTHS ENDED
                                                        FISCAL YEARS ENDED JUNE 30,                 MARCH 31
                                               ----------------------------------------------  ------------------
                                                 1991     1992     1993      1994      1995      1995      1996
                                               --------  -------  -------  --------  --------  --------  --------
Earnings:
  Net loss...................................  $(15,816) $(4,680) $(3,650) $(13,128) $(10,752) $ (6,793) $(14,829)
  Income taxes...............................    (5,958)   --       --          241       265       394       581
  Imputed interest on rents(1)...............    16,485   16,524   19,839    22,584    22,030    16,548    17,070
  Interest and debt discount amortization....     4,663    4,505    5,046     6,830     8,133     5,844     6,341
                                               --------  -------  -------  --------  --------  --------  --------
    Earnings (loss) as defined for ratio.....  $   (626) $16,349  $21,235  $ 16,527  $ 19,676  $ 15,993  $  9,163
                                               --------  -------  -------  --------  --------  --------  --------
                                               --------  -------  -------  --------  --------  --------  --------
Fixed Charges:
  Imputed interest on rents(1)...............  $ 16,485  $16,524  $19,839  $ 22,584  $ 22,030    16,548    17,070
  Interest and debt discount amortization....     4,663    4,505    5,046     6,830     8,133  $  5,844  $  6,341
                                               --------  -------  -------  --------  --------  --------  --------
    Fixed charges as defined for ratio.......  $ 21,148  $21,029  $24,885  $ 29,414  $ 30,163  $ 22,392  $ 23,411
                                               --------  -------  -------  --------  --------  --------  --------
                                               --------  -------  -------  --------  --------  --------  --------
Ratio of earnings to fixed charges...........     --       --       --        --        --        --        --
                                               --------  -------  -------  --------  --------  --------  --------
                                               --------  -------  -------  --------  --------  --------  --------
Amounts by which earnings were inadequate to
 cover fixed charges.........................  $(21,774) $(4,680) $(3,650) $(12,887) $(10,487) $ (6,399) $(14,248)
                                               --------  -------  -------  --------  --------  --------  --------
                                               --------  -------  -------  --------  --------  --------  --------
Pro forma fixed charge for Preferred Stock
 dividend....................................
Amount by which pro forma earnings were
 inadequate to cover fixed charges and
 Preferred Stock
 dividend....................................

                                                          PRO FORMA COMBINED
                                                        FINANCIAL INFORMATION
                                               ----------------------------------------
                                                             NINE MONTH     NINE MONTH
                                               YEAR ENDED   PERIOD ENDED   PERIOD ENDED
                                                JUNE 30,     MARCH 31,      MARCH 31,
                                                  1995          1995           1996
                                               ----------   ------------   ------------
Earnings:
  Net loss...................................   $(3,719)      $ (2,255)      $(11,329)
  Income taxes...............................     2,555          2,055          1,508
  Imputed interest on rents(1)...............    21,843         10,945         10,721
  Interest and debt discount amortization....    23,229         17,413         16,922
                                               ----------   ------------   ------------
    Earnings (loss) as defined for ratio.....   $43,908       $ 28,158       $ 17,822
                                               ----------   ------------   ------------
                                               ----------   ------------   ------------
Fixed Charges:
  Imputed interest on rents(1)...............   $21,843       $ 10,945       $ 10,721
  Interest and debt discount amortization....    23,229         17,413         16,922
                                               ----------   ------------   ------------
    Fixed charges as defined for ratio.......   $45,072       $ 28,358       $ 27,643
                                               ----------   ------------   ------------
                                               ----------   ------------   ------------
Ratio of earnings to fixed charges...........     --            --             --
                                               ----------   ------------   ------------
                                               ----------   ------------   ------------
Amounts by which earnings were inadequate to
 cover fixed charges.........................   $(1,164)      $   (200)      $ (9,821)
                                               ----------   ------------   ------------
                                               ----------   ------------   ------------
Pro forma fixed charge for Preferred Stock
 dividend....................................    (8,039)        (5,916)        (5,916)
                                               ----------   ------------
Amount by which pro forma earnings were
 inadequate to cover fixed charges and
 Preferred Stock
 dividend....................................   $(9,203)      $ (6,116)      $(15,737)
                                               ----------   ------------
                                               ----------   ------------


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(1) Imputed interest on rents is calculated by taking 33% of total rents in each period presented.